SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

July 1, 2003

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Item 1. Not Applicable

Item 2. Not Applicable

Item 3. Not Applicable

Item 4. Not Applicable

Item 5. Deltic Timber Corporation announced that effective July 1, 2003, Ray C. Dillon has assumed the office of President and Chief Executive Officer of the Company and has been elected to the Company’s Board of Directors, replacing Ron L. Pearce, who retires August 1, 2003.

See the attached press release dated July 1, 2003 included as a part of this report as Exhibit No. 1.

Item 6. Not Applicable

Item 7. Not Applicable

Item 8. Not Applicable

Item 9. Not Applicable

Item 10. Not Applicable

Item 11. Not Applicable

Item 12. Not Applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ W. Bayless Rowe
W. Bayless Rowe, Secretary

Date: July 1, 2003